UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2022

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AGTB Private BDC
(Exact name of Registrant as Specified in Its Charter)

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DELAWARE	814-01520	88-6102187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th Floor
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 10, 2022, AGTB Private BDC, a Delaware statutory trust (the “Company”), entered into a revolving credit facility (the “Subscription Facility”) with Morgan Stanley Asset Funding Inc., as the administrative agent (in such capacity the “Administrative Agent”) and sole lead arranger, and Morgan Stanley Bank, N.A. as the letter of credit issuer and a lender.  The Subscription Facility enables the Company to request loans from the Administrative Agent up to a maximum commitment of $75 million (the “Maximum Commitment”), which may be increased to an amount not exceeding $200 million pursuant to the terms and conditions of the Subscription Facility.  The borrowings under the Subscription Facility are collateralized by the eligible unfunded capital commitments of investors in the Company.  The total amount available under the Subscription Facility may be reduced as a result of decreases in the unfunded capital commitments of investors in the Company as well as other provisions of the Subscription Facility.
Borrowings under the Subscription Facility bear interest at either (a) if the borrowing is a Term SOFR loan with an interest period of one-month, 226.448 basis points (2.26448%) per annum, (b) if the borrowing is a Term SOFR loan with an interest period of three-months, 241.161 basis points (2.4161%) per annum, or (c) if the borrowing is a base rate loan, 215 basis points (2.15%) per annum. The Company may also draw letters of credit with a fee set at 215 basis points (2.15%) per annum.   In addition, the Company will pay an unused commitment fee to Administrative Agent at the rate of (a) from June 10, 2022 until June 30, 2022 (the “Trigger Date”), 25 basis points (0.25%) per annum multiplied by the unused portion of the Maximum Commitment and (b) after the Trigger Date, (i) 35 basis points (0.35%) per annum multiplied by the unused portion of the Maximum Commitment when the unused commitment of the lenders is greater than fifty percent (50%) of the Maximum Commitment or (ii) 25 basis points (0.25%) per annum multiplied by the unused portion of the Maximum Commitment when the unused commitment of the lenders is less than or equal to fifty percent (50%) of the Maximum Commitment.  The maturity date of the Subscription Facility is June 12, 2023, which may be extended pursuant to the terms of the Subscription Facility.
The Subscription Facility contains representations, warranties, covenants, including financial covenants, events of default and indemnities that are customary for agreements of this type.
A copy of the Subscription Facility is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Subscription Facility.
Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Subscription Facility is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.    Description
10.1        Revolving Credit Agreement, dated as of June 10, 2022, by and among AGTB Private BDC, the other Fund Borrowers (as defined therein) party thereto, the Lenders (as defined therein) party thereto, Morgan Stanley Asset Funding Inc. and Morgan Stanley Bank, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGTB Private BDC

Date: June 16, 2022
By:	/s/ Terrence Walters
Name:	Terrence Walters
Title:	Chief Financial Officer and Treasurer